Exhibit 99.1

Due to Strong Demand for RISE™ and COFFEE BOOST™, Level 5 Beverage Company, Inc., a Minerco Resources, Inc. Company, Begins Formulating Second Generation Products

Nashua, NH, October 2, 2013: Minerco Resources, Inc. (OTCQB: MINE) announced today that, due to strong demand, the company’s subsidiary, Level 5 Beverage Company, Inc. (“Level 5”), has started formulating additional varieties of its 2nd Generation products.

Based on feedback received from our industry and consumer advisory panels and now from authentic retail consumers, we have started to slightly strengthen our RISE™ and COFFEE BOOST™ products to provide an additional boost while maintaining the functionality and exceptional coffee taste. In addition, we have started to formulate COFFEE BOOST™ in Vanilla, Hazelnut and Mocha flavors while maintaining the functional attributes of our LEVEL 5™ brand.

Our other LEVEL 5™ products, specifically CURVES, ARMOR and FLEX, are also being tested and sampled with the “tweaked” formula without sacrificing the original functionality. The stronger formulations are expected to be completed and approved in early November in time for our next scheduled production run. As with the original formulations, Power Brands Consulting, LLC (“Power Brands”) is spearheading the process with oversight from the Level 5 management team, led by our new Brand Manager, Jason Fontaine.

As requested by our retail partners, the next production run is scheduled to produce commercial quantities of all eight (8) LEVEL 5™ products. The availability on Amazon.com of RISE™ and COFFEE BOOST™ is still scheduled for mid-October.

Jason Fontaine, the Level 5 Brand Manager said, “While the response for the current formulation of RISE™ and COFFEE BOOST™ has been overwhelmingly positive, we have received some constructive feedback from consumers and our retailer partners.  They want ‘more!’ More caffeine and more flavor options.  Therefore, we are currently working to meet consumer and retailer demand by increasing the caffeine in both products as well as the flavor and functional offerings. We believe these enhancements to the LEVEL 5™ product line will accelerate increased consumer acceptance (especially in larger chains), and help us grow our sales volume at a quicker rate.”

John Powers, the CEO of the company stated, “After the customer and retail feedback we have received, we now know we have created a superior and unique product line strongly differentiated from the competition through its unique flavor, all-natural ingredients, reduced calorie formulations, on-target functionality, and unparalleled efficacy. The slight modification to our LEVEL 5™ brand formulations will provide our consumers and retailers with ‘more!’ The customer asked, and we plan to deliver.”

Please contact:	Minerco Resources, Inc.
John F. Powers
info@minercoresources.com
603-732-6948

Public Disclosure

Details of the Company’s business, finances and agreements can be found as part of the Company’s continuous public disclosure as a fully reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database. For more information, please visit: www.minercoresources.com.

The above statements have not been evaluated by the Food and Drug Administration (FDA). This product is not intended to diagnose, treat, cure or prevent any disease.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.